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Exhibit 5.5

August 10, 2021

TransDigm Inc.
1301 East 9th Street, Suite 3000
Cleveland, Ohio 44114

Subject:    Registration Statement on Form S-4 Filed by TransDigm Inc.
Relating to the Exchange Offer (as defined below)

Ladies and Gentlemen:
We have acted as special Virginia counsel to AVIONICS SPECIALTIES, INC., a Virginia corporation (“Avionics” and the “Virginia Subsidiary”), in connection with the Registration Statement on Form S-4 to which this opinion has been filed as an exhibit (the “Registration Statement”). The Registration Statement relates to the proposed offer to exchange (the “Exchange Offer”) up to (i) $1,200,000,000 aggregate principal amount of 4.625% Senior Subordinated Notes due 2029 (the “4.625% Exchange Notes”) of TRANSDIGM INC., a Delaware corporation (the “Company”), for all outstanding unregistered 4.625% Senior Subordinated Notes due 2029 of the Company (the “4.625% Outstanding Notes”), and (ii) $750,000,000 aggregate principal amount of 4.875% Senior Subordinated Notes due 2029 (the “4.875% Exchange Notes”, and, together with the 4.625% Exchange Notes, the “2029 Exchange Notes”) of the Company for all outstanding unregistered 4.875% Senior Subordinated Notes due 2029 of the Company (the “4.875% Outstanding Notes”, and, together with the 4.625% Outstanding Notes, the “2029 Outstanding Notes”) The 4.625% Outstanding Notes have been, and the 4.625% Exchange Notes will be, issued pursuant to an Indenture, dated as of January 20, 2021 (as amended, supplemented or otherwise modified, the “4.625% Indenture”), by and among the Company, TRANSDIGM GROUP INCORPORATED, a Delaware corporation (“Holdings”), the guarantors thereto (including the Virginia Subsidiary) (the “4.625% Guarantors”) and The Bank of New York Mellon Trust Company, N.A., as trustee. The 4.875% Outstanding Notes have been, and the 4.875% Exchange Notes will be, issued pursuant to an Indenture, dated as of April 21, 2021 (as amended, supplemented or otherwise modified, the “4.875% Indenture”, and, together with the 4.625% Indenture, the “Indentures” and each an “Indenture”), by and among the Company, Holdings, the guarantors thereto (including the Virginia Subsidiary) (the “4.875% Guarantors” and, together with the 4.625% Guarantors, the “Guarantors”) and The Bank of New York Mellon Trust Company, N.A., as trustee. The 2029 Outstanding Notes are, and the 2029 Exchange Notes will be, guaranteed on a joint and several basis by the Guarantors (including the Virginia Subsidiary).

August 10, 2021

Unless otherwise defined herein, terms used herein have the meanings provided for in the applicable Indenture.
Documents Reviewed
In connection with this opinion letter, we have examined an executed copy of each Indenture.
In addition, we have examined and relied upon the following:
(i)a certificate from a responsible officer of the Virginia Subsidiary certifying as to (A) true and correct copies of the articles of incorporation and the bylaws of the Virginia Subsidiary (the “Organizational Documents”) and resolutions of the board of directors of the Virginia Subsidiary authorizing the transactions contemplated by each Indenture (the “Transaction”) and (B) the incumbency and specimen signatures of the individuals authorized to execute and deliver each Indenture on behalf of the Virginia Subsidiary;
(ii)a certificate dated July 29, 2021, issued by the Clerk of the Virginia State Corporation Commission, attesting to the corporate status of the Virginia Subsidiary in the Commonwealth of Virginia (the “Virginia Status Certificate”); and
(iii)originals, or copies identified to our satisfaction as being true copies, of such other records, documents and instruments as we have deemed necessary for the purposes of this opinion letter.
As used herein, “Applicable Law” means the laws of the Commonwealth of Virginia.
Assumptions Underlying Our Opinions
We refer you to the opinion letter dated as of the date hereof delivered to you by Jones Day as special counsel to Holdings, the Company, the Guarantors and the Virginia Subsidiary relating to the laws of the States of Delaware, California, Texas, Florida and New York.
For all purposes of the opinions expressed herein, we have assumed, without independent investigation, the following:
(a)Factual Matters. To the extent that we have reviewed and relied upon (i)  certificates of the Virginia Subsidiary or authorized representatives thereof, (ii) representations of the Virginia Subsidiary set forth in the Indentures and (iii) certificates and assurances from public officials, all of such certificates, representations and assurances are accurate with regard to factual matters and all official records (including filings with public authorities) are properly

August 10, 2021

indexed and filed and are accurate and complete. We have not independently verified any facts so relied on.
(b)Signatures. The signatures of individuals signing each Indenture are genuine and authorized.
(c)Authentic and Conforming Documents. All documents submitted to us as originals are authentic, complete and accurate, and all documents submitted to us as copies conform to authentic original documents.
(d)Organizational Status, Power and Authority and Legal Capacity of Certain Parties. All parties to the Indentures are validly existing and in good standing in their respective jurisdictions of formation and have the capacity and full power and authority to execute, deliver and perform each Indenture and the documents required or permitted to be delivered and performed thereunder, except that no such assumptions are made as to the Virginia Subsidiary. All individuals signing each Indenture have the legal capacity to execute such Indenture.
(e)Authorization, Execution and Delivery of Indentures by Certain Parties. Each Indenture and the documents required or permitted to be delivered thereunder have been duly authorized by all necessary corporate or other action on the part of the parties thereto and have been duly executed and delivered by such parties, except that no such assumptions are made as to the Virginia Subsidiary.
(f)Indentures Binding on Certain Parties. Each Indenture and the documents required or permitted to be delivered thereunder are valid and binding obligations enforceable against the parties thereto in accordance with their terms.
Our Opinions
Based on and subject to the foregoing and the exclusions, qualifications, limitations and other assumptions set forth in this opinion letter, we are of the opinion that:
1. Organizational Status. Based solely upon its Virginia Status Certificate, the Virginia Subsidiary is a validly existing corporation and is in good standing under the laws of the Commonwealth of Virginia as of the date set forth in the Virginia Status Certificate.
2. Power and Authority; Authorization. The Virginia Subsidiary has the corporate power and authority to execute, deliver and perform the terms and provisions of each Indenture and has taken all necessary corporate action to authorize the execution, delivery and performance thereof.
3. Execution and Delivery. The Virginia Subsidiary has duly executed and delivered each Indenture.
4. Noncontravention. Neither the execution and delivery by the Virginia Subsidiary of each Indenture, nor the performance by the Virginia Subsidiary of its obligations

August 10, 2021

thereunder: (a) violates any statute or regulation of Applicable Law that is applicable to the Virginia Subsidiary; or (b) violates any provision of the Organizational Documents of the Virginia Subsidiary.
Matters Excluded from Our Opinions
We express no opinion with respect to the validity, binding effect or enforceability of either Indenture.
Qualifications and Limitations Applicable to Our Opinions
The opinions set forth above are subject to the following qualifications and limitations:
(a)Applicable Law. Our opinions are limited to the Applicable Law, and we do not express any opinion concerning any other laws, including, without limitation, Federal, securities and “Blue Sky” laws.
(b)Noncontravention. With respect to the opinions expressed in Paragraph 4(a), our opinion is limited to our review of only those laws and regulations that, in our experience, are normally applicable to transactions of the type contemplated by each Indenture and to business organizations generally.
Miscellaneous
The opinions expressed herein (a) are limited to matters expressly stated herein, and no other opinions may be implied or inferred, including that we have performed any actions in order to provide the legal opinions and statements contained herein other than as expressly set forth, and (b) are as of the date hereof (except as otherwise noted above). We disclaim any undertaking or obligation to update these opinions for events and circumstances occurring after the date hereof or as to facts relating to prior events that are subsequently brought to our attention.
We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, (the “Act”), or the related rules and regulations promulgated under the Act nor do we admit that we are experts with respect to any part of such Registration Statement within the meaning of the term “expert” as used in the Act or the related rules and regulations promulgated thereunder. We also consent to the reference to our firm under the heading “Legal Matters” in the Registration Statement.
Very truly yours,
/s/ McGuireWoods LLP